ASSET PURCHASE AGREEMENT


                          dated as of February 16, 2000






                                     between






                               JUST FOR FEET, INC.






                                       and






                                 FOOTSTAR, INC.

I.                    DEFINITIONS..................................................1

         1.1.     Defined Terms....................................................1

         1.2.     Other Defined Terms..............................................4

         1.3.     Other Definitional Provisions....................................5

II.                   TRANSFER OF ASSETS AND LIABILITIES...........................5

         2.1.     Assets to be Sold................................................5

         2.2.     Excluded Assets..................................................6

         2.3.     Liabilities to be Assumed by Buyer...............................7

         2.4.     Excluded Liabilities.............................................8

         2.5.     Real Property Leases, Equipment Leases and Assumed Contracts.....9

III.                  CLOSING......................................................9

         3.1.     Closing; Transfer of Possession; Certain Deliveries..............9

         3.2.     Purchase Price..................................................10

         3.3.     Inventory Adjustment............................................10

         3.4.     Deposit.........................................................11

IV.                   REPRESENTATIONS AND WARRANTIES OF SELLERS...................12

         4.1.     Existence, Good Standing and Power..............................12

         4.2.     Authority.......................................................12

         4.3.     Execution and Binding Effect....................................12

         4.4.     No Violation....................................................12

         4.5.     Third Party Approvals...........................................13

         4.6.     Title to Assets.................................................13

         4.7.     Brokers and Finders.............................................13

         4.8.     Limitations on Sellers' Representations and Warranties..........13

V.                    REPRESENTATIONS AND WARRANTIES OF BUYER.....................13

         5.1.     Existence, Good Standing and Power..............................13

         5.2.     Authority.......................................................14

         5.3.     Execution and Binding Effect....................................14

         5.4.     No Violation....................................................14

         5.5.     Third Party Approvals...........................................14

         5.6.     Brokers and Finders.............................................14

         5.7.     No Continuation of Business.....................................14

         5.8.     Financing.......................................................14

VI.                   COVENANTS OF THE PARTIES....................................15

         6.1.     Conduct of Business Pending the Closing.........................15

         6.2.     Access..........................................................15

         6.3.     Public Announcements............................................15

         6.4.     Reasonable Efforts..............................................15

         6.5.     Notification of Certain Matters.................................16

         6.6.     Employees.......................................................16

         6.7.     Further Assurances..............................................16

         6.8.     Further Agreements..............................................16

         6.9.     Tax Records.....................................................17

         6.10.    Utilities.......................................................17

         6.11.    Proration of Taxes and Certain Charges..........................17

         6.12.    HSR Act.........................................................18

         6.13.    Bulk Sales......................................................18

         6.14.    Transfer of Permits.............................................18

         6.15.    Rejected Contracts..............................................18

         6.16.    Removal of Excluded Assets......................................19

         6.17.    Disclosure Supplements..........................................19

         6.18.    Post-Closing Access to Records and Personnel....................19

VII.                  CONDITIONS TO OBLIGATIONS OF THE PARTIES....................19

         7.1.     Conditions Precedent to Obligations of Buyer and Sellers........19

         7.2.     Conditions Precedent to Obligations of Buyer....................20

         7.3.     Conditions Precedent to the Obligations of Sellers..............21

VIII.                 TERMINATION.................................................21

         8.1.     Termination of Agreement........................................21

         8.2.     No Liabilities in Event of Termination..........................22

IX.                   INDEMNIFICATION.............................................22

         9.1.     Survival........................................................22

         9.2.     Indemnification.................................................22

X.                    MISCELLANEOUS...............................................24

         10.1.    Expenses........................................................24

         10.2.    Assignment......................................................24

         10.3.    Notices.........................................................25

         10.4.    Choice of Law...................................................26

         10.5.    Entire Agreement; Amendments and Waivers........................26

         10.6.    Counterparts....................................................26

         10.7.    Invalidity......................................................26

         10.8.    Headings........................................................26

         10.9.    Exclusive Jurisdiction..........................................26

         10.10.   Waiver of Right to Trial by Jury................................27

         10.11.   Beneficiaries...................................................27

         10.12.   Specific Performance............................................27

         10.13.   Counting........................................................27

         10.14.   Service of Process..............................................27

         10.15.   Time of Essence.................................................27

         10.16.   Exhibits and Schedules..........................................27

         10.17.   Interpretation..................................................27

         10.18.   Preparation of this Agreement...................................28

         10.19.   Allocation of Purchase Price....................................28


                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of February 16, 2000 by and among JUST FOR FEET, INC., a Delaware corporation, JUST FOR FEET OF NEVADA, INC., a Nevada corporation, SNEAKER STADIUM INC., a Delaware corporation, JUST FOR FEET OF TEXAS, INC., an Alabama corporation, JUST FOR FEET SPECIALTY STORES, INC., a Michigan corporation, SNKR HOLDING CORP., a Delaware corporation and ATHLETIC ATTIC MARKETING, INC., a Florida corporation, each a debtor in possession in a chapter 11 case (collectively, "Sellers" and individually, a "Seller"), and Footstar, Inc., a Delaware corporation ("Buyer").


                                   WITNESSETH:

                  WHEREAS, Sellers are engaged in the retail business, specializing in the sale of brand-name athletic and outdoor footwear and apparel through both large format superstores and smaller format specialty stores throughout the United States and Puerto Rico;

                  WHEREAS, each Seller commenced a case under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") on November 4, 1999, in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") as Case Nos. 99-4110 (RRM) through 99-4117 (RMM) (the "Cases") and the Cases are currently pending before the United States District Court for the District of Delaware;

                  WHEREAS, the assets and liabilities of the Business are subject to the supervision and control of Sellers subject and pursuant to the jurisdiction of the Bankruptcy Court; and

                  WHEREAS, Sellers wish to sell to Buyer and Buyer wishes to purchase from Sellers, pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code and the applicable Federal Rules of Bankruptcy Procedure, certain assets identified herein, which shall include the retail business, specializing in the sale of brand-name athletic and outdoor footwear and apparel through the Subject Stores (as defined below) (the "Business") and assume certain liabilities.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties, intending to be legally bound, hereby agree as follows:


I.       DEFINITIONS

1.1. Defined Terms. As used herein, the terms below shall have the following respective meanings:

                  "Affiliate" shall have the meaning set forth in (i) Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or (ii) Section 101 of the Bankruptcy Code.

                  "Agreement" shall mean this Asset Purchase Agreement (together with all schedules and exhibits referenced herein).

                  "Approval Order" shall have the meaning ascribed to such term in Section 7.1(b).

                  "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banking institutions in the State of New York are not required to open.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss. 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.ss. 136 et seq., the Clean Air Act, 42 U.S.C.ss.ss. 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C.ss.ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.ss. 300f et seq., the Occupational Safety and Health Act, 29 U.S.C.ss.ss. 641, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss. 1801, et seq., the rules and regulations promulgated pursuant to any of the above statutes, and any other federal, state or local laws, statutes, ordinances, rules or regulations governing Environmental Matters, and any common law causes of action relating to Environmental Matters, in each case, as the same have been amended and as in effect on or prior to the Closing Date.

                  "Environmental Matters" means any matter arising out of or relating to pollution or protection of the environment or human health.

                  "Governmental Entity" shall mean any (i) federal, state, local, municipal, foreign or other government; (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or
(iii) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

                  "Hazardous Materials" means any substance or material which is defined as, or considered to be, a "hazardous waste," "hazardous substance," "pollutant" or "contaminant" under any Environmental Law, or which is otherwise regulated by any Environmental Law.

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended, and any successor law and the rules and regulations thereunder or under any successor law.

                  "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law, judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity, or other requirement or rule of law.

                  "Liabilities" shall mean, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct, indirect, absolute or contingent, of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such Person's balance sheets or other books and records.

                  "Lien"  shall  mean  any  claim,   pledge,   option,   charge,
hypothecation,   easement,   security  interest,   right-of-way,   encroachment,
mortgage, deed of trust or other encumbrance.

                  "Material Adverse Effect" shall mean a material adverse effect on the Business, taken as a whole, or any development which could be reasonably expected to delay or prevent the consummation of the transactions contemplated hereby or which could be reasonably expected to materially and adversely affect the value of the Assets, taken as a whole.

                  "Order" shall mean any judgment, order, injunction, writ, ruling, decree, stipulation or award of any Governmental Entity or private arbitration tribunal.

                  "Person" shall mean an individual, a partnership, a joint venture, a corporation, a business trust, a limited liability company, a trust, an unincorporated organization, a joint stock company, a labor union, an estate, a Governmental Entity or any other entity.

                  "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

                  "Representative" shall mean, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its subsidiaries).

                  "Seller Benefit Plan" shall mean each plan, trust, program, policy, payroll, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding (other than a Seller Employee Agreement) to which any Seller has or may have any Liability, contingent or otherwise.

                  "Seller Employee Agreement" shall mean each management, employment, severance, change of control, consulting, non-compete, confidentiality, or similar contract or commitment pursuant to which any Seller has or may have any Liability contingent or otherwise.

                  "Tax" or "Taxes" shall mean any federal, state, county, local, foreign and other income, profits, gains, net worth, sales and use, ad valorem, gross receipts, business and occupation, license, estimated, stamp, custom duties, occupation, property (real or personal), franchise, capital stock, license, excise, value added, payroll, employees, income withholding, social security, unemployment or other tax, any penalty, addition to tax and interest on the foregoing.

                  "Tax Return" shall mean all returns and reports (including schedules attached thereto) required to be filed with or supplied to a taxing authority with respect to Taxes.

                  "Transfer Tax" or "Transfer Taxes" shall mean any federal, state, county, local, foreign and other sales, use, transfer, conveyance, gross receipts, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto, but such term shall not include any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

                  "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any successor Law, and the rules and regulations thereunder and under any successor law.

1.2. Other Defined Terms. The following additional terms shall have the meanings defined for such terms in the Sections set forth below:

Term                                 Section
----                                 -------
Actual Inventory Value               3.3(b)
Assets                               2.1
Assumed Contracts                    2.1(e)
Assumed Liabilities                  2.3(a)
Bankruptcy Code                      Recitals
Bankruptcy Court                     Recitals
Business                             Recitals
Buyer                                Recitals
Cases                                Recitals
Claims                               2.2(h)
Closing                              3.1(a)
Closing Date                         3.1(a)
Cure Amounts                         2.5
Damages                              9.2(a)
Deposit                              3.4
Employees                            6.6
Equipment                            2.1(c)
Equipment Leases                     2.1(b)
Escrow Agent                         3.4
Estimated Inventory Value            3.3(a)
Excluded Assets                      2.2
Excluded Liabilities                 2.4
Final Allocation                     10.19
Indemnified Party                    9.2(c)
Indemnifying Party                   9.2(c)
Initial Allocation                   10.19
Intellectual Property                2.1(h)
Inventory                            2.1(f)
Inventory Value                      3.3(a)
Notice                               9.2(c)
Owned Real Property                  2.1(a)
Permits                              2.1(d)
Purchase Price                       3.2
Real Property Leases                 2.1(a)
Sellers(s)                           Recitals
Subject Stores                       2.1(a)


1.3.     Other Definitional Provisions.

(a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms.

II.   TRANSFER OF ASSETS AND LIABILITIES

2.1. Assets to be Sold. Subject to Section 2.2, the other provisions of this Agreement and the Approval Order, at Closing, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire, and accept the following assets and rights (collectively, the "Assets");

(a) With respect to 79 superstores and 23 specialty stores (collectively, the "Subject Stores"), the leases or subleases and all amendments thereto under which each Seller is a lessor or lessee or sublessor or sublessee of real property relating to the operation of the Business (collectively, the "Real Property Leases") and any real property which is owned by such Seller (including two of the superstore Subject Stores and the Birmingham, Alabama corporate headquarters) and which is used in the operation of the Business (the "Owned Real Property"), each as listed on Schedule 2.1(a);

(b) The equipment leases which relate to equipment used in the operation of the Business (the "Equipment Leases") and are listed on Schedule 2.1(b);

(c) The furniture, fixtures, equipment, machinery, supplies, computer hardware and software and other tangible personal property owned by each Seller and pertaining to the operation of the Business, including equipment related to Sellers' satellite dish networks and the production studio located at Sellers' Birmingham, Alabama headquarters (collectively, the "Equipment"), and all warranties, if any, express or implied, existing for the benefit of such Seller in connection with the Equipment to the extent transferable;

(d) Any licenses, permits, franchises and other authorizations of any Governmental Entity relating to the Assets and to the operation of the Business (collectively, the "Permits") including, but not limited to, the Permits listed on Schedule 2.1(d), to the extent the same are transferable or assignable;

(e) The contracts and agreements of the Sellers which pertain to the operation of the Business and are listed on Schedule 2.1(e) (collectively, the "Assumed Contracts");

(f) The merchandise inventory held for sale by Sellers, located at the Subject Stores and at the 15 stores listed on Schedule 2.1(f) (collectively, the "Inventory"), and all warranties, if any, express or implied, existing for the benefit of Sellers in connection with the Inventory, to the extent transferable;

(g) Any books, records, files or papers of Sellers, whether in hard copy or computer format, relating to the Assets or to the operation of the Business, including, without limitation, management information systems or software, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, personnel and employment records, Tax records and returns, customer lists, vendor lists, catalogs, research material, technical information, trade secrets, technology, know-how, specifications, designs, drawings, processes and quality control data, if any, or any other intangible property and applications for the same;

(h) Any of Sellers' right, title or interest in or to any of Sellers' packaging designs or trade dresses, any derivatives or combinations thereof, any patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, tradenames, copyrights, copyright applications, or copyright registrations, web sites, URL addresses, registrations, intranet networks, customer databases (including with respect to "family plan" program and Sellers' websites) and all hardware, software or systems supporting the foregoing, including, without limitation, the names Just for Feet, Athletic Attic, Imperial Sports and Sneaker Stadium (collectively, the "Intellectual Property"), including, but not limited to, the Intellectual Property listed on
Schedule 2.1(h);

(i) any insurance claims or proceeds with respect to the Assets or the Business for which a casualty occurred after the date hereof and prior to the Closing Date; and

(j) those assets listed on Schedule 2.1(j).


2.2. Excluded Assets. It is expressly understood and agreed that the Assets shall not include any of Sellers' right, title or interest in or to any assets or properties of Sellers that are not expressly enumerated or included generally in Section 2.1, including, without limitation, any of Sellers' right, title or interest in or to any of the following (collectively, the "Excluded Assets"):

(a) Cash and cash equivalents or similar type investments, uncollected checks, bank accounts, certificates of deposit, Treasury bills and other marketable securities;

(b)      Accounts receivable;

(c)      Any security, vendor, utility or other deposits;

(d) Any contracts, leases or agreements other than the Assumed Contracts, the Equipment Leases or the Real Property Leases;

(e) Any assets and any rights under any plan or any agreement relating to employee benefits, employment or compensation of Sellers or their respective employees;

(f)      All   rights,   demands,   claims,   actions   and   causes  of  action
         (collectively, the "Claims") that Sellers or any of their Affiliates may have against any third party, including any Governmental Entity, for causes of action based on Chapter 5 of the Bankruptcy Code and for refund or credit of any type with respect to Taxes accrued with respect to periods ending on or prior to the Closing Date;

(g) All Claims which Sellers or any of their Affiliates may have against any other Person with respect to any Excluded Assets;

(h) All Claims (other than warranty Claims relating to Equipment referred to in Section 2.1(c) or relating to Inventory referred to in Section 2.1(f)) which Sellers or any of their Affiliates may have against any Person with respect to any Asset, including, without limitation, any claim against the landlord of store number 36 (Riverchase Galleria, Birmingham, Alabama) referenced on Schedule 2.1(a) hereto; and

(i)      Any  insurance  policy,  insurance  claims  and  proceeds,   except  as
         otherwise provided herein;

(j) all assets subject to prepetition liens that were used in the calculation of the number prepared by Sellers on Schedule 2.2(j), other than the Assets listed on Schedule 2.1(j).

2.3.     Liabilities to be Assumed by Buyer.

(a) Except with respect to Liabilities expressly excluded pursuant to Section 2.4, effective as of the Closing Date, Buyer shall assume and agree to pay and to discharge when due the following Liabilities (collectively, the "Assumed Liabilities"):

(i) Liabilities arising out of the ownership of the Assets and/or the operation of the Business by Buyer or any other Person, including, without limitation, Liability for personal injury of customers or employees, but only to the extent that the event giving rise to such Liability occurs after the Closing;

(ii) Liabilities under the Real Property Leases assumed under this Agreement arising from and after the Closing Date, but only to the extent that the event giving rise to such Liability occurs after the Closing Date;

(iii) Liabilities under the Assumed Contracts, but only to the extent that the event giving rise to such Liability occurs after the Closing Date;

(iv) Liabilities under the Equipment Leases, but only to the extent that the event giving rise to such Liability occurs after the Closing Date; and

(v) Liabilities with respect to the termination of employment of any Person by Buyer who becomes an employee of Buyer after the Closing Date.

(b) Except for those Assumed Liabilities specifically identified in this Section 2.3, Buyer shall not assume, or be obligated or liable for, and shall not be deemed to assume, any other Liabilities in connection with the transactions contemplated hereby.

2.4. Excluded Liabilities. Notwithstanding any other provision of this Agreement, or any other agreement or instrument to the contrary, Buyer shall not and does not assume, agree to pay, perform or discharge or otherwise have any liability or responsibility for any Liability of any Seller or any other Person not included in the Assumed Liabilities (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, the Excluded Liabilities shall include:

(i) Any Liabilities which arise, whether before, on or after the Closing Date, out of, or in connection with, the Excluded Assets;

(ii) Any Liabilities under the Assumed Contracts, the Equipment Leases or the Real Property Leases, to the extent that the event giving rise to such Liability occurs prior to the Closing Date;

(iii) Any Liabilities arising out of, or in connection with, any Proceedings arising out of the operation of the Business prior to the Closing Date;

(iv) Any Liabilities arising out of or in connection with any indebtedness of Sellers or any of their Affiliates to their lenders or to their vendors of goods and services delivered or furnished to Sellers prior to Closing Date;

(v) Any Liabilities for income Taxes of Sellers and any other Taxes of Sellers, including, but not limited to, all Taxes attributable to, incurred in connection with or arising out of the operation of the Business including those which are not due or assessed until after the Closing Date but which are attributable to any period (or portion thereof) ending on or before the Closing Date;

(vi) Any and all Liabilities relating to actions or inactions by any Seller in respect of actual or alleged violations of laws;

(vii) Any and all Liabilities arising from or relating to (i) any claim of employment discrimination, wrongful discharge or, except as specifically set forth in this Agreement, any other employment-related claim, or (ii) any Seller Benefit Plan or Seller Employee Agreement;

(viii) Any and all Liabilities arising from any litigation, investigation or other proceeding pending or threatened in respect of any Seller and for any of its officers, directors, professionals, or agents in connection with any transaction or event occurring prior to the Closing or any of the transactions contemplated hereby;

(ix) Any and all Liabilities incurred by any Seller on or after the Closing Date;

(x) Any and all Liabilities relating to Environmental Matters with respect to the Business or the Assets arising directly or indirectly from, or relating to, acts, omissions, conditions or releases, including, without limitation, the presence of Hazardous Materials, on or prior to the Closing Date; and

(xi) Liabilities arising out of the ownership of the Assets and/or the operation of the Business by Sellers or any other Person, including, without limitation, Liability for personal injury of customers or employees, but only to the extent that the event giving rise to such Liability occurs prior to the Closing.

2.5. Real Property Leases, Equipment Leases and Assumed Contracts. At Closing and pursuant to Section 365 of the Bankruptcy Code, Sellers shall assume and sell, transfer and assign to Buyer the Real Property Leases, the Equipment Leases and the Assumed Contracts. The cure amounts, as determined by the Bankruptcy Court, if any (the "Cure Amounts"), necessary to cure all defaults, if any, and to pay all actual or pecuniary losses that have resulted from such defaults under the Real Property Leases, the Equipment Leases and the Assumed Contracts, shall be paid by Sellers and not by Buyer and Buyer shall have no Liability therefor.

III.     CLOSING

3.1.     Closing; Transfer of Possession; Certain Deliveries.

(a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII hereof, the closing of the transactions contemplated herein (the "Closing") shall take place as soon as practicable following the satisfaction or waiver of all the conditions set forth in Article VII hereof, or on such other date as the parties hereto shall mutually agree, such date to be as soon as practicable following entry of the Approval Order. The Closing shall be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 a.m., local time, unless the parties hereto otherwise agree. The actual time and date of the Closing are herein called the "Closing Date."

(b)      At the Closing, each Seller shall deliver or cause to be delivered to
         Buyer:

(i) A duly executed bill of sale in form and substance reasonably satisfactory to Buyer;

(ii)     One certified copy of the Approval Order for all Sellers;

(iii) The officer's certificates required to be delivered pursuant to Section 7.2(c) hereof;

(iv)     Board   resolutions  of  Sellers  in  form  and  substance   reasonably
         acceptable to Buyer  regarding both  corporate and bankruptcy  matters;
         and

(v) All other bills of sale, endorsements, assignments, deeds and other good and sufficient instruments of conveyance, transfer and similar effect, in form and substance reasonably acceptable to Buyer, as may be necessary to convey the Assets to Buyer or Buyer's designee free and clear of all Liens.

(c)      At the Closing, Buyer shall deliver to Sellers:

(i)      The Purchase Price less the Deposit in immediately available funds;

(ii) All certificates required by all relevant taxing authorities that are necessary to support any claimed exemption from the imposition of Transfer Taxes;

(iii) The officer's certificate required to be delivered pursuant to Section 7.3(c) hereof;

(iv) Board resolutions of Buyer in form and substance reasonably acceptable to Sellers regarding corporate matters; and

(v) All other instruments of transfer, in form and substance reasonably acceptable to Sellers, as may be necessary to assume the Assumed Liabilities.

3.2. Purchase Price. Subject to adjustment as provided for in Section 3.3, in consideration for the Assets, and subject to the terms and conditions of this Agreement, Buyer shall assume the Assumed Liabilities as provided in Section 2.3(a) and at the Closing Buyer shall pay to Sellers in immediately available funds, by wire transfer to an account or accounts designated by Sellers, (x) an amount in cash equal to $69,700,000 (the "Purchase Price") less (y) the Deposit.

3.3. Inventory Adjustment. (a) The parties hereto acknowledge and agree that in calculating the Purchase Price for the Assets, they determined the purchase price for the Inventory based upon an assumed value of the Inventory at Closing as reflected on Sellers' books and records. The parties further acknowledge and agree that, for this purpose, the assumed value of the Inventory at Closing ("Inventory Value") is $92 million. (For purposes of this Agreement, Inventory Value equals the perpetual stock ledger value minus discount reserves, calculated in accordance with Sellers' past practices.) Within three (3) Business Days prior to the Closing Date, Sellers shall deliver to Buyer their good faith estimate of the actual Inventory Value (together with a copy of inventory records supporting such estimate) as of the opening of business on the Closing Date (the "Estimated Inventory Value"). The Purchase Price to be paid at Closing shall be increased or decreased, as the case may be, by 50% of the amount that the Estimated Inventory Value is more or less than $92 million.

                  (b) Immediately prior to the Closing, Buyer shall cause to be taken a physical inventory by stock keeping unit (the "Inventory Count") of all Inventory held by Buyer as of the Closing Date. The Inventory Count shall be taken by RGIS Inventory Services, or if RGIS Inventory Services is unable to so serve, by an independent inventory service designated jointly by Sellers and Buyer (the "Inventory Service"). The cost of the Inventory Service shall be paid equally by Sellers and Buyer. The instructions to be delivered to the Inventory Service with respect to the conduct of the Inventory Count shall be mutually agreed upon by Buyer and Sellers and shall be delivered to the Inventory Service as promptly as possible following execution of this Agreement; provided, that each of Buyer and Sellers shall act reasonably in reaching an agreement on such instructions. The Inventory Service shall be additionally instructed by Buyer and Sellers to prepare and deliver to Buyer and Sellers, immediately upon completion of the Inventory Count, and in no event later than thirty (30) calendar days after Closing, a final certified report of Inventory Count. Promptly (and in no event later than fourteen (14) calendar days) following the day on which the Inventory Service shall have delivered the final report of Inventory Count to Sellers and Buyer, Sellers and Buyer shall jointly calculate and agree, each acting reasonably and in good faith, an actual Inventory Value as of the Closing Date based upon the principles set forth above (the "Actual Inventory Value"). If Sellers and Buyer are unable to reach an agreement regarding the Actual Inventory Value on or prior to fourteen (14) calendar days following the delivery of the Inventory Count by the Inventory Service, on the next Business Day thereafter the disagreement shall be presented to a leading independent accounting firm to be mutually selected by Buyer and Sellers. Such accounting firm shall be instructed to render a decision as to the Actual Inventory Value within thirty (30) calendar days thereafter, and such decision shall be final and binding upon each of the parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by Buyer and Sellers. Following a final determination of Actual Inventory Value, it shall be compared to the Estimated Inventory Value. In the event that the Actual Inventory Value exceeds the Estimated Inventory Value, Buyer shall promptly remit 50% of the difference to Sellers. In the event that the Estimated Inventory Value exceeds the Actual Inventory Value, Sellers shall promptly remit 50% of the difference to Buyer.

                  (c) In addition to the Inventory, at Closing, Buyer shall pay to Sellers 100% of the full landed cost as determined by Sellers and Buyer in good faith (the "On Order Merchandise Cost") of the on order merchandise inventory described on Schedule 3.3(c) (the "On Order Merchandise"). Buyer shall have the right to direct Sellers to divert the delivery destinations of any of the On Order Merchandise to any locations that may be selected by Buyer, and Buyer agrees that such On Order Merchandise shall remain at such location (and not be sold by Sellers) pending the Closing. The Purchase Price to be paid at Closing shall be increased by the On Order Merchandise Cost.

3.4. Deposit. Contemporaneously with the execution of this Agreement, Buyer shall deposit with Weil, Gotshal & Manges LLP (the "Escrow Agent") in immediately available funds, by wire transfer to an account or accounts designated by Escrow Agent, an amount in cash equal to $6,970,000 (the "Deposit"). The Escrow Agent shall place the Deposit into a separate interest bearing account at a financial institution selected by Escrow Agent and approved by both Buyer and Sellers. In the event that the transactions contemplated by this Agreement are consummated, on the Closing Date, the Escrow Agent shall be authorized to release the Deposit (and any interest accrued thereon) to Sellers. In the event that the transactions contemplated by this Agreement are not consummated, and this Agreement is terminated in accordance with Section 8.1 hereof, because Buyer has failed to perform its obligations required to be performed in order to close the transaction or Buyer has otherwise breached this Agreement, the Escrow Agent shall be authorized to release the Deposit (and any interest accrued thereon) to Sellers. The Escrow Agent shall not release such monies to Sellers unless and until it has received either Bankruptcy Court approval or an instruction letter in writing from Buyer authorizing such release. In the event that the transactions contemplated by this Agreement are not consummated, and this Agreement is terminated in accordance with Section 8.1 hereof for any other reason, the Escrow Agent shall be authorized to release the Deposit (and any interest accrued thereon) to Buyer. The Escrow Agent shall not release such monies to Buyer unless and until it has received either Bankruptcy Court approval or an instruction letter in writing from Sellers authorizing such release.

IV.   REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers hereby represent and warrant to Buyer, as of the date hereof and on the Closing Date, as follows:

4.1. Existence, Good Standing and Power. Each Seller is a corporation validly existing and in good standing under the laws of the State of its incorporation as specified in the Recitals, and has all requisite power and authority to own, lease and operate its Assets to be sold hereunder. Subject to the entry of the Approval Order, each Seller has all requisite power and authority to conduct its business as presently conducted. Subject to entry of the Approval Order, each Seller has all requisite power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by such Seller and to perform its obligations hereunder and thereunder.

4.2. Authority. The execution and delivery of, and the performance of all obligations under, this Agreement and the other agreements contemplated hereby to be executed and delivered by each Seller and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each Seller.

4.3. Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by each Seller and constitutes, and each of the other agreements to be executed and delivered by each Seller pursuant hereto upon their execution and delivery by such Seller will constitute (assuming in each case the due and valid authorization, execution and delivery thereof by the other parties thereto and the entering of the Approval Order), a valid and legally binding obligation of such Seller enforceable against such Seller in accordance with its respective terms.

4.4. No Violation. The execution, delivery and performance of all obligations by each Seller under this Agreement and the transactions contemplated hereby, do not and will not conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, or give rise to any right of acceleration, payment, amendment, cancellation or termination, under (a) the certificate of incorporation or bylaws of such Seller or any resolution adopted by the board of directors of such Seller and not rescinded, (b) subject to entry of the Approval Order, any agreement or other instrument to which each Seller is a party or by which such Seller or any of its respective properties or assets is bound, (c) subject to entry of the Approval Order, any Order of any Governmental Entity to which each Seller is bound or subject, (d) subject to entry of the Approval Order, any Law applicable to each Seller or any of its respective properties or assets or (e) except as provided for herein, result in the imposition or creation of any Lien upon or with respect to any of the Assets.

4.5. Third Party Approvals. Except for any approvals required in order to comply with the provisions of the HSR Act, if necessary or the Approval Order, the execution, delivery and performance by Sellers of this Agreement and the transactions contemplated hereby do not require any consents, waivers, authorizations or approvals of, or filings with, any third Persons which have not been obtained by Sellers.

4.6. Title to Assets. All of Sellers' right, title and interest in the Assets (or in the case of any leased or licensed Assets, Sellers' rights under such leases or licenses) shall be transferred to Buyer or its designee at Closing, free and clear of all Liens.

4.7. Brokers and Finders. Sellers have engaged the firm of Wasserstein Perella & Co., Inc. to assist them in connection with the matters contemplated by this Agreement and will be responsible for the fees and expenses of such firm. Sellers have not employed any other investment bank, broker or finder or incurred any liability for any other investment banking, brokerage, finders' or similar fees or commissions in connection with the transactions contemplated by this Agreement.

4.8. Limitations on Sellers' Representations and Warranties. Buyer acknowledges and agrees that the Assets are being conveyed "AS IS," "WHERE IS" and "WITH ALL FAULTS" (but free and clear of all Liens) on the date hereof and on the Closing Date. Except for the representations and warranties contained in this Agreement, Sellers make no other express or implied representation or warranty, including, without limitation, representations or warranties as to the condition of the Assets, their contents, the income derived or potentially to be derived from the Assets or the Business, or the expenses incurred or potentially to be incurred in connection with the Assets or the Business. Sellers are not, and will not be, liable or bound in any manner by express or implied warranties, guarantees, statements, promises, representations or information pertaining to the Assets or the Business, made or furnished by any broker, agent, employee, servant or other person representing or purporting to represent Sellers, unless the same is expressly set forth in this Agreement.

V.    REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Sellers as of the date hereof and on the Closing Date as follows:

5.1. Existence, Good Standing and Power. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate the property it now owns, leases and operates. Buyer has all requisite power and authority to conduct its business as presently conducted, to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and to perform its obligations hereunder and thereunder. Buyer is duly authorized to transact business as a foreign corporation, and is in good standing, in the states in which its business is conducted.

5.2. Authority. The execution and delivery of, and the performance of all obligations under, this Agreement and the other agreements contemplated hereby to be executed and delivered by Buyer pursuant hereto and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer.

5.3. Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and each of the other agreements to be executed and delivered by Buyer pursuant hereto upon their execution and delivery by Buyer will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other parties thereto), a valid and legally binding obligation of Buyer, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

5.4. No Violation. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby, do not and will not conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, or give rise to any right of acceleration, payment, amendment, cancellation or termination, under
(a) the certificate of incorporation or bylaws of Buyer or any resolution adopted by the board of directors of Buyer and not rescinded, (b) any agreement or other instrument to which Buyer is a party or by which Buyer or any of its respective properties or assets is bound, (c) any Order of any Governmental Entity to which Buyer is bound or subject or (d) any Law applicable to Buyer or any of its respective properties or assets.

5.5. Third Party Approvals. Except for any approvals required in order to comply with the provisions of the HSR Act, if necessary, the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby do not require any consents, waivers, authorizations or approvals of, or filings with, any third Persons which have not been obtained by the Buyer.

5.6. Brokers and Finders. Buyer has engaged Merrill, Lynch, Pierce, Fenner & Smith to assist them in connection with the matters contemplated by this Agreement and will be responsible for the fees and expenses of such firm. Except for its engagement of Merrill, Lynch, Pierce, Fenner & Smith, Buyer has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finders, or similar fees in connection with the transactions contemplated by this Agreement.

5.7. No Continuation of Business. Buyer's business is neither a continuation of, nor is it related to, the business of Sellers, and Buyer covenants and agrees that it will not, in any way, represent that its business is a continuation of or related to the business of Sellers.

5.8. Financing. On the Closing Date, Buyer will have sufficient unrestricted funds on hand or committed lines of credit to consummate the transactions contemplated by this Agreement.

VI.   COVENANTS OF THE PARTIES

6.1. Conduct of Business Pending the Closing. From and after the date hereof until the Closing Date, except as otherwise required or permitted under this Agreement or to the extent otherwise consented to by Buyer in writing, Sellers shall exercise prudent business practices in operating the Business, taking into account the financial ability of the Sellers. Except as otherwise required or permitted under this Agreement, without the prior written consent of Buyer, Sellers shall not (i) sell, lease or transfer any Assets, other than sales of Inventory in the ordinary course of business, (ii) sell, lease or transfer any right, title or interest in or to any of the real property included in the Assets or the Real Property Leases, (iii) amend, modify or terminate any Real Property Lease, Assumed Contract or Equipment Lease, (iv) subject any of the Assets to any Lien or allow any new Lien to exist, (v) knowingly take any action that would cause any of the representations and warranties made by Sellers in this Agreement not to be true and correct in all material respects as of the Closing Date, (vi) settle, release or forgive any claim or litigation or waive any right thereto which relates to the Business or the Assets (other than any claim or litigation which is an Excluded Asset or an Excluded Liability), (vii) incur any Liabilities other than (A) Excluded Liabilities or (B) Liabilities incurred in the ordinary course of business consistent with past practice, or
(viii) agree to take any action prohibited by this Section; provided, however, that Sellers shall be permitted to continue and conclude the "Going Out of Business Sales" currently being conducted in its superstores and specialty stores (it being understood that Sellers shall not be permitted to conduct "Going Out of Business Sales" at the Subject Stores or the stores listed on
Schedule 2.1(f)).

6.2. Access. From the date hereof until the Closing Date, Sellers shall allow Buyer's employees, agents and Representatives during regular business hours to make such investigation and inquiry of the Business and the Assets and Sellers' books and records related thereto, as Buyer reasonably deems necessary or advisable, and Sellers shall instruct their employees to cooperate in any such investigation and inquiry. From and after the Closing Date, the parties agree that so long as any books, records or other files relating to the Assets or operation of the Business, to the extent that they pertain to such operations prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right to inspect and to make copies of the same at any time during regular business hours for any proper purpose, including, without limitation, in connection with any third-party claim in respect of which a party may have Liability hereunder.

6.3. Public Announcements. No party shall issue a press release or otherwise make any public statements with respect to the transactions contemplated hereby, except as may be required by Law, by obligations pursuant to any listing agreement with any national securities exchange or over-the-counter market or with respect to filings to be made with the Bankruptcy Court in connection with this Agreement (in which case the party required to make such public statement shall notify the other party prior to making such public statement), without the prior consent of the others, which consent shall not be unreasonably withheld.

6.4. Reasonable Efforts. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its respective reasonable, good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in this Agreement are satisfied and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the parties hereto shall furnish to each other such necessary information and reasonable assistance, as each may request in connection with Sellers' preparation and filing of applications and motion papers, in form and substance reasonably satisfactory to Buyer, needed to obtain Bankruptcy Court approval of the transactions contemplated by this Agreement, and shall execute any additional instruments necessary to consummate the transactions contemplated hereby, whether before or after the Closing.

6.5. Notification of Certain Matters. Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers, of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (ii) any written objection, litigation or administrative proceeding that challenges the transactions contemplated hereby or the entry of the Approval Order.

6.6. Employees. Sellers shall terminate all persons who are employees of the Business (the "Employees") on the Closing Date and, only after entry of the Approval Order but prior to Closing, Buyer shall offer full-time employment effective as of the Closing to the specific Employees designated by Buyer in writing. Each such offer of employment by Buyer shall be for a substantially similar position as such Employees held immediately prior to the Closing and at a regular wage rate and employee benefits generally provided to similarly situated employees of the Buyer. Buyer shall not during the 90-day period beginning on the Closing Date terminate the employment of full-time employees (as determined for purposes of the WARN Act) of the Business hired by Buyer so as to cause any "plant closing" or "mass layoff" (as those terms are defined in the WARN Act) such that Sellers have any obligation under the WARN Act that Sellers otherwise would not have had absent such terminations; provided, however, that in the event of any breach by Buyer of the foregoing, Buyer agrees to indemnify Sellers for any such obligations.

6.7. Further Assurances. Prior to, on and after the Closing Date, the parties shall take all appropriate action and shall execute all documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the provisions hereof.

6.8. Further Agreements. Sellers authorize and empower Buyer on and after the Closing Date to receive and to open all mail received by Buyer relating to the Assets, the Business or the Assumed Liabilities and to deal with the contents of such communications in any proper manner. Sellers shall promptly deliver to Buyer any mail or other communication received by Sellers after the Closing Date pertaining to the Assets, the Business or the Assumed Liabilities. Buyer shall promptly deliver to Sellers any mail or other communication received by it after the Closing Date pertaining to the Excluded Assets or any Excluded Liabilities and any cash, checks or other instruments of payment in respect thereof. From and after the Closing Date, Sellers shall refer all inquiries with respect to the Business, the Assets and the Assumed Liabilities to Buyer, and Buyer shall refer all calls with respect to the Excluded Assets and the Excluded Liabilities to Sellers.

6.9. Tax Records. Each party agrees to maintain all applicable Tax records for so long as practicable, but in no event longer than the expiration of the applicable statute of limitations, and furnish or cause to be furnished to the others, upon request, as promptly as practicable, such information and assistance relating to the Assets and the Business as is reasonably necessary for filing of all Tax returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax return.

6.10. Utilities. To the extent practicable, the parties shall notify the gas, water, telephone and electric utility companies that Buyer shall be responsible for the payment of all obligations incurred therefor on or after the Closing Date with respect to the operation of the Business. Sellers shall request the gas, water and electric utility companies to cause meters to be read as of the Closing Date, and Sellers shall be responsible for the payment of all charges for such services incurred and provided through the Closing Date. Sellers shall cause the telephone companies to render a bill for telephone service incurred through the Closing Date, and Sellers shall be responsible for the payment of such bills. In the event that after the Closing Date, any provider of phone, gas, water or electric utilities seeks payment from Buyer of unpaid phone, gas, water or electric utilities provided to Sellers prior to the Closing Date, Sellers shall pay such unpaid amounts as promptly as is required (after reasonable notice from Buyer) to avoid any discontinuation of utility service to Buyer. To the extent that Buyer pays such unpaid amounts, Sellers shall promptly reimburse Buyer for the cost of such payments.

6.11.    Proration of Taxes and Certain Charges.

(a) Except as provided in Section 6.9, all real property Taxes, personal property Taxes or similar ad valorem obligations levied with respect to the Assets for any taxable period that includes the day before the Closing Date and ends after the Closing Date, whether imposed or assessed before or after the Closing Date, shall be prorated between Sellers and Buyer as of 12:01 A.M. on the Closing Date. If any Taxes subject to proration are paid by Buyer, on the one hand, or Sellers, on the other hand, the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund).

(b) Except as provided in Section 6.10, all installments of special assessments or other charges on or with respect to the Assets payable by Sellers for any period in which the Closing Date shall occur, including, without limitation, base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, shall be apportioned as of the Closing Date and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated as of 12:01 A.M. on the Closing Date. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the Closing Date.

(c) All refunds, reimbursements, installments of base rent, additional rent, license fees or other use related revenue receivable by any party to the extent attributable to the operation of the Business for any period in which the Closing shall occur shall be prorated so that Sellers shall be entitled to that portion of any such installment applicable to the period up to but not including the Closing Date and Buyer shall be entitled to that portion of any such installment applicable to any period from and after the Closing Date, and if Buyer or Sellers, as the case may be, shall receive any such payments after the Closing Date, they shall promptly remit to such other parties their share of such payments.

(d) The parties agree that the prorations pursuant to this Section may be calculated after the Closing Date, as each item to be prorated (including without limitation any such Tax, obligation, assessment, charge, refund, reimbursement, rent installment, fee or revenue) accrues or comes due, provided that, in any event, any such proration shall be calculated not later than thirty
(30) days after the party requesting proration of any item obtains the information required to calculate such proration of such item.

6.12. HSR Act. Each party hereto agrees, if necessary, to make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby within four (4) Business Days after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, each party agrees to promptly make any other filing that may be required under any other antitrust law or by any antitrust authority. All such filings shall comply in all material respects with the requirements of the respective laws or regulations pursuant to which they are filed. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or Affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated by this Agreement, then such party will use its reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each party shall bear its respective filing fees associated with the HSR filings.

6.13. Bulk Sales. Each of the parties hereto waives compliance with any applicable provisions of the Uniform Commercial Code Article 6 (Bulk Sales or Bulk Transfers) or analogous provisions of law, as adopted in the states in which the Business is conducted as such provisions may apply to the transactions contemplated by this Agreement.

6.14. Transfer of Permits. Sellers shall use their reasonable efforts to cooperate with Buyer, including executing such documents as Buyer shall reasonably request, in order to effectuate the transfer of the Permits to Buyer and/or to assist Buyer in obtaining the issuances of substitute Permits for the operation of the Business.

6.15. Rejected Contracts. Sellers agree that they will not reject any Assumed Contract, Equipment Lease or Real Property Lease in any bankruptcy proceeding following the date hereof unless this Agreement is terminated in accordance with its terms.

6.16. Removal of Excluded Assets. Within a reasonable period of time from the Closing, Sellers shall remove all Excluded Assets from the locations used in the operation of the Business.

6.17. Disclosure Supplements. From time to time prior to the Closing, Sellers shall supplement the Schedules hereto with respect to any matter hereafter arising or any information obtained after the date hereof of which, if existing, occurring or known at or prior to the date of this Agreement, would have been required to be set forth or described in the Schedules, or which is necessary to complete or correct any information in such schedule or in any representation and warranty of Sellers which has been rendered inaccurate thereby. For purposes of determining the satisfaction of the conditions set forth in Article VII hereof, no such supplement or amendment shall be considered.

6.18. Post-Closing Access to Records and Personnel. Buyer hereby acknowledges and agrees that it shall grant to Sellers, from and after the Closing Date, access during normal business hours to any records or personnel related to Sellers' operation of the Business prior to the Closing Date upon Sellers' reasonable written request.

VII.    CONDITIONS TO OBLIGATIONS OF THE PARTIES

7.1. Conditions Precedent to Obligations of Buyer and Sellers. The respective obligations of Buyer, on the one hand, and Sellers, on the other hand, to close under this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Injunction. No preliminary or permanent injunction or other order issued by, and no Proceeding or Order by or before any Governmental Entity in the United States or by any United States Governmental Entity nor any Law or Order promulgated or enacted by any United States Governmental Entity shall be in effect or pending which materially delays, restrains, enjoins or otherwise prohibits or seeks to restrain, enjoin or otherwise prohibit the transactions contemplated hereby.

(b) The Approval Order. The Bankruptcy Court shall have entered the Approval Order and such order shall be in full force and effect and shall not have been modified or amended in any material respect or stayed, reversed or rescinded. The "Approval Order" shall be an order of the Bankruptcy Court in form and substance reasonably acceptable to Buyer approving this Agreement and all of the terms and conditions hereof, and approving and authorizing Sellers to consummate the transactions contemplated hereby including, without limitation, the transfer of all of the Assets to Buyer. Without limiting the generality of the foregoing, such order shall find and provide, among other things, that (a) the Assets sold to Buyer pursuant to this Agreement shall be transferred to Buyer free and clear of all Liens and Liabilities of any Person, such Liens and Liabilities to attach to the Purchase Price payable pursuant to Section 3.2; (b) Buyer has acted in good faith within the meaning of Section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby; (c) this Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith and from arm's length bargaining positions; (d) Buyer is not acquiring or assuming any of Sellers' or any other Person's Liabilities except as expressly provided in this Agreement; (e) all Assumed Contracts and Real Property Leases shall be assumed by Sellers and assigned to Buyer pursuant to Section 365 of the Bankruptcy Code and, as required by this Agreement; (f) Sellers shall be obligated to pay all Cure Amounts in respect thereof, and Buyer shall have no obligation to pay, or any Liability for, such Cure Amounts; (g) the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement, or the breach hereof as provided in Section
10.9 hereof; (h) there shall be no stamp or similar taxes due and owing as a result of the transactions contemplated by this Agreement by reason of Section 1146(c) of the Bankruptcy Code; (i) if Sellers have any obligation to pay to Buyer any amount pursuant to this Agreement, including under Section 3.3, and Sellers do not have access to sufficient funds or otherwise have the ability to satisfy in full such payment obligation, then, to the extent of such shortfall, any creditor of Sellers who receives any portion of the Purchase Price hereunder shall be required to pay to Sellers its pro rata (determined by reference to the portion of the Purchase Price received by all creditors of Sellers) share of such shortfall; (j) the ownership of the Assets and the operation of the Business by Buyer after the Closing shall be effective and valid and not subject to penalty, notwithstanding any Law which would otherwise restrict, affect or penalize the ability of Buyer to own the Assets or operate the Business because of the fact that Sellers had conducted "Going Out of Business Sales" at any of the Subject Stores prior to Closing or any applicable Law having similar effect; and (k) this Agreement and the transactions and instruments contemplated hereby shall be specifically performable and enforceable against and binding upon, and not subject to rejection or avoidance by, Sellers or any chapter 7 or chapter 11 trustee of any Seller and its estate.

(c) HSR Act. Any applicable waiting period under the HSR Act, if required, shall have expired or shall have been earlier terminated.

(d) Consents and Approvals. All consents, waivers, authorizations and approvals of third Persons as are necessary in connection with the transactions contemplated by this Agreement shall have been obtained except such consents, waivers, authorizations and approvals the failure to obtain would not have a Material Adverse Effect and such consents and approvals which are not required due to the entry by the Bankruptcy Court of the Approval Order.

7.2. Conditions Precedent to Obligations of Buyer. The obligation of Buyer to close under this Agreement is subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following additional conditions:

(a) Accuracy of Representations and Warranties. The representations and warranties of Sellers contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; provided, however, that notwithstanding the failure of any representation or warranty to be true and correct on and as of the date hereof and the Closing Date, the condition specified in this Section 7.2(a) shall be deemed satisfied unless such failure could reasonably be expected to have a Material Adverse Effect or result in Buyer being responsible for a material Liability (other than an Assumed Liability) following the Closing.

(b) Performance of Agreements. Sellers shall have performed in all material respects each of the covenants, obligations and agreements contained in this Agreement required to be performed by them prior to or at the Closing Date.

(c) Officer's Certificate. Buyer shall have received a certificate, dated the Closing Date, of an executive officer of each Seller to the effect that the conditions specified in Sections 7.2(a) and (b) above have been fulfilled.

7.3. Conditions Precedent to the Obligations of Sellers. The obligation of Sellers to close under this Agreement is subject to the satisfaction (or waiver by Sellers) at or prior to the Closing Date of each of the following additional conditions:

(a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representations or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(b) Performance of Agreements. Buyer shall have performed in all material respects each of the covenants, obligations and agreements contained in this Agreement required to be performed by it prior to or at the Closing Date.

(c) Officer's Certificate. Sellers shall have received a certificate, dated the Closing Date, of an executive officer of Buyer to the effect that the conditions specified in subsections (a) and (b) above have been fulfilled.

VIII.   TERMINATION

8.1. Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a) By mutual written consent of Buyer and Sellers;

(b) By any party if the Closing shall not have occurred on or before March 17, 2000; provided, however, that if the Closing shall not have occurred on or before such date due to a breach of this Agreement by Buyer or Sellers, the breaching party may not terminate this Agreement pursuant to this Section 8.1(b);

(c) By any party not in breach of this Agreement, if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

(d) By Sellers, on the one hand, or Buyer, on the other, if Buyer or Sellers, as the case may be, materially breach any of their obligations under this Agreement, unless such breach shall be cured within ten (10) Business Days after such other party shall have received notice of such breach in accordance with the terms hereof;

(e) By any party, if Sellers execute any agreement for a sale or other disposition of any of the Assets; or

(f) By Buyer, if Sellers shall close or otherwise fail to maintain in continuous operation any of the Subject Stores or any of the stores listed on Schedule 2.1(f) or, at any of such stores, the Sellers shall fail to conduct a retail business as a going concern.

8.2. No Liabilities in Event of Termination. In the event of any termination of the Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, this Agreement shall forthwith became wholly void and of no further force and effect, and there shall be no liability on the part of Buyer or Sellers, except that the obligations of Sellers and Buyer under Sections 10.1 and 3.4 shall remain in full force and effect.

IX.     INDEMNIFICATION

9.1. Survival. All representations and warranties of Buyer and Sellers contained in this Agreement shall survive through and including the Closing Date and shall terminate immediately on the next day succeeding the Closing Date, after which no claims based on any alleged breach thereof may be asserted; provided, however, that, the covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms. In the event that an Indemnified Party (as defined below) (x) receives notice of any matter which provides a reasonable basis for a claim to indemnification hereunder within the applicable period provided in this Section 9.1 and (y) provides notice to the Indemnifying Party (as defined below) of the receipt of such notice, and such claim shall not have been finally resolved before the expiration of the applicable period referred to in this Section 9.1, any representation or warranty that is the basis for such claim shall continue to survive and shall remain a basis for indemnity as to such claim until such claim is finally resolved. This Section
9.1 shall not limit any covenant or agreement of the parties contained in this Agreement which by its terms contemplates payment or performance after the Closing.

9.2.     Indemnification.

(a) Sellers shall indemnify and hold Buyer and its respective officers, directors, employees and agents harmless against and in respect of loss, damage, claim, Liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including, without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"), arising out of, resulting from or relating to:

(i)      all Excluded Liabilities; and

(ii) any breach by Sellers of their covenants contained herein which survive Closing.

(b) Buyer shall indemnify and shall hold Sellers and their respective officers, directors, employees and agents harmless against and in respect of any Damages, arising out of, resulting from or relating to:

(i)      all Assumed Liabilities;

(ii) any breach by Buyer of its covenants contained herein which survive the Closing; and

(iii) the termination of any person who becomes an employee of Buyer with respect to the Business on or after the Closing Date.

(c) In the event that any Person shall incur or suffer any Damages in respect of which indemnification may be sought hereunder, such Person (the "Indemnified Party") may assert a claim for indemnification by providing written notice to the party from whom indemnification is being sought (the "Indemnifying Party"), stating the amount of Damages, if known, and the nature and basis of such claim (the "Notice"). In the case of Damages that arise or may arise by reason of any third-party claim, promptly after receipt by an Indemnified Party of written notice of the assertion of any claim or the commencement of any action with respect to any matter in respect of which indemnification may be sought hereunder, the Indemnified Party shall give Notice to the Indemnifying Party and shall thereafter keep the Indemnifying Party reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder, except to the extent that the Indemnifying Party is materially prejudiced by such failure. In case any such claim is made or action is brought against any Indemnified Party, the Indemnifying Party shall be entitled to assume the defense thereof, by written notice of its intention to do so to the Indemnified Party within 30 days after receipt of the Notice. If the Indemnifying Party shall assume the defense of such claim or action, it shall do so by use of counsel reasonably acceptable to the Indemnified Parties and it shall have the right to settle such claim or action; provided, however, that it shall not settle such claim or action without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if such settlement (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnified Party from all Liability with respect to such claim or action or
(ii) involves the imposition of equitable remedies or the imposition of any material obligations on such Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. As long as the Indemnifying Party is contesting any such claim or action in good faith, the Indemnified Party shall not pay or settle such claim or action. Following delivery of notice of its intention to assume the defense of any claim or action hereunder, the Indemnifying Party shall not be liable hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, further, however, that if the defendants in any action shall include both an Indemnifying Party and any Indemnified Party and such Indemnified Party shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to such Indemnified Party, such Indemnified Party shall have the right to separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party; provided, further, however, that the Indemnifying Party shall not be obligated to pay the expenses of more than one separate counsel for all Indemnified Parties, taken together.

(d) If the Indemnifying Party shall fail to notify the Indemnified Party of its desire to assume the defense of any claim or action within the prescribed period of time, or shall notify the Indemnified Party that it will not assume the defense hereof in accordance with the provisions hereof, then the Indemnified Party may assume the defense of such claim or action, in which event it may do so acting in good faith, and the Indemnifying Party shall be bound by any determination made in any such action, provided, however, that the Indemnified Party shall not be permitted to settle any such action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. No such determination or settlement shall affect the right of the Indemnifying Party to dispute the Indemnified Party's claim for indemnification hereunder. The Indemnifying Party shall be permitted to participate in the defense of such claim or action and to employ counsel at its own expense. If the Indemnifying Party chooses to assume the defense of any claim or action pursuant hereto, the Indemnified Party shall cooperate in such defense, which cooperation shall include the retention and the provision to the Indemnifying Party of records and information which are reasonably relevant to such defense, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder, including providing such employees to serve as witnesses.

(e) The right to indemnification pursuant to this Article IX shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or obligation. The waiver of any condition to the obligation of a party to consummate the transactions contemplated by this Agreement, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right of an Indemnified Party to indemnification, payment of an Indemnified Party's Damages, or other remedy based on such representation, warranty, covenant or obligation.

(f) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase
Price, unless otherwise required by applicable law and shall constitute administrative expenses of the Sellers' estates under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

X.      MISCELLANEOUS

10.1. Expenses. Except as set forth in this Agreement and whether or not the transactions contemplated hereby are consummated, each party shall bear all costs and expenses incurred or to be incurred by such party in connection with this Agreement and the consummation of the transactions contemplated hereby.

10.2. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Sellers; provided, however, that, Buyer may assign its rights and obligations hereunder, in whole or in part, including with respect to any of the Assets and any of Buyer's rights with respect to any Real Property Lease, Equipment Lease or Assumed Contract, to any one or more subsidiary of Buyer, provided that no such assignment shall relieve Buyer of its liabilities and obligations hereunder if such assignee does not perform such obligations and provided, further that this Agreement may be assigned to one or more trustees appointed by the Bankruptcy Court to succeed to the rights of Sellers. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and except as otherwise expressly provided herein, no other Person shall have any right, benefit or obligation hereunder.

10.3. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be delivered in person or by courier or facsimile transmission (with such facsimile transmission confirmed by sending a copy of such notice, request, instruction or other document by certified mail, return receipt requested) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

                  If to Sellers:     Just For Feet, Inc.
                                     7400 Cahaba Valley Road
                                     Birmingham, Alabama 35242
                                     Attention: President
                                     Fax: (205) 408-3620

                  With a copy to:    Weil, Gotshal & Manges LLP
                                     767 Fifth Avenue
                                     New York, New York  10153
                                     Attention:   Alan B. Miller/Paul R. Lovejoy
                                     Fax:  (212) 735-4965/(212) 735-8007

                  If to Buyer:       Footstar, Inc.
                                     933 MacArthur Boulevard
                                     Mahwah, New Jersey 07430
                                     Attention: J.M. Robinson
                                                Maureen Richards
                                     Fax:  (201) 934-6761
                                           (201) 934-2660

                  With a copy to:    Fried, Frank, Harris, Shriver & Jacobson
                                     One New York Plaza
                                     New York, New York 10004
                                     Attention:    Lawrence A. First
                               Fax: (212) 859-4000

or to such other place and with such other copies as either party may designate as to itself by written notice to the other party. Rejection, any refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

10.4. Choice of Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the Bankruptcy Code and the substantive laws of the State of New York, except that any provisions contained herein relating to the conveyance of interests in real property shall be governed by the substantive laws of the State in which the Real Property is located, in each case without regard to the conflict of law principles thereof or of any other jurisdiction.

10.5. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. Except as set forth herein or in any certificate delivered pursuant hereto, no party (or any employee or agent thereof) makes any representation or warranty, express or implied, to any other party with respect to this Agreement or the transactions contemplated hereby. No supplement, modification or waiver of this Agreement (including, without limitation, any schedule hereto) shall be binding unless the same is executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided. Unless this Agreement shall have been terminated pursuant to Section 8.1, the sole remedy of the parties against each other in connection with this Agreement and the transactions contemplated hereby shall be the indemnification rights set forth in Article IX.

10.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

10.7. Invalidity. In the event that any one or more of the provisions contained in this Agreement (other than any of the provisions contained in Article II or Article III hereof) or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

10.8. Headings. The table of contents and the headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

10.9. Exclusive Jurisdiction. The parties hereby agree that, without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby except as provided in Section 3.3, and (b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 10.3 hereof.

10.10. Waiver of Right to Trial by Jury. Each party to this Agreement waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

10.11. Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer upon any other Person (other than the parties hereto and any Indemnified Party) any rights or remedies of any nature under or by reason of this Agreement.

10.12. Specific Performance. Each of the parties hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which the parties may be entitled, at law, in equity or pursuant to this Agreement.

10.13. Counting. If the due date for any action to be taken under this Agreement (including, without limitation, the delivery of notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

10.14. Service of Process. Each party irrevocably consents to the service of process in any action or proceeding by receipt of mailed copies thereof by national courier service or registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section
10.3 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

10.15. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.16. Exhibits and Schedules. The Exhibits and Schedules attached to, delivered with and identified to this Agreement are a part of this Agreement the same as if fully set forth herein and all references herein to any Section of this Agreement shall be deemed to include a reference to any Schedule or Exhibit named therein.

10.17.   Interpretation.

(a) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

(b) Words denoting any gender shall include all genders.  Where a word or phrase
is  defined  herein,   each  of  its  other   grammatical  forms  shall  have  a
corresponding meaning.

(c) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

(d) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(e) All references to "$" and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

(f) All references to any financial or accounting terms shall be defined in accordance with United States Generally Accepted Accounting Principles.

10.18. Preparation of this Agreement. Buyer and Sellers hereby acknowledge and agree that (i) Buyer and Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (ii) both Buyer and Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption shall be made that any provision of this Agreement shall be construed against either party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

10.19. Allocation of Purchase Price. Within 90 days after the Closing, Buyer shall prepare an allocation of the Purchase Price among the Assets, which will be contained in Internal Revenue Service Form 8594 and any required exhibits thereto (the "Initial Allocation"), and shall deliver a copy of such allocation to Sellers for their review. The Initial Allocation shall be based on the fair market value of each Asset at Closing and shall be made in a manner consistent with Section 1060 of the Code and the regulations thereunder. If Sellers do not notify Buyer within 30 days after receipt thereof that the Initial Allocation is unreasonable as to the fair market value of any Asset, such allocation shall become the final allocation (the "Final Allocation"). If within 30 days after receipt of the Initial Allocation, Sellers notify Buyer that the Initial Allocation is unreasonable as to the fair market value of any Asset, Buyer and Sellers shall negotiate in good faith to resolve any such objection, and any such resolution shall become the Final Allocation. If within 30 days, Buyer and Sellers are unable to resolve any such objection, any unresolved disputes shall be decided by an accounting firm of national recognition, unaffiliated with either Buyer or Sellers, the decision of which shall become the Final Allocation. The costs of such accounting firm shall be borne equally by Buyer and Sellers. Buyer and Sellers agree that they shall file all Tax Returns in a manner consistent with the Final Allocation.


                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Sellers and Buyer as of the date first above written.


                                SELLERS:

                                JUST FOR FEET, INC.



                                By:
                                Name:    H. M. Rockey
                                Title:   C.E.O.

                                JUST FOR FEET OF NEVADA, INC.



                                By:
                                Name:    Scott Wynne
                                Title:   Assistant Secretary

                                SNEAKER STADIUM INC.



                                By:
                                Name:    Peter Berman
                                Title:   Vice President

                                JUST FOR FEET OF TEXAS, INC.



                                By:

                                Name:    Scott Wynne
                                Title:   Vice   President,   Secretary   and
                                Treasurer



                                JUST FOR FEET SPECIALTY STORES, INC.



                                By:
                                Name:     Scott Wynne
                                Title:   Vice   President,   Secretary   and
                                Treasurer

                                SNKR HOLDING CORP.



                                By:
                                Name:    H. M. Rockey
                                Title:   President

                                ATHLETIC ATTIC MARKETING, INC.



                                By:
                                Name:    Scott Wynne
                                Title:   Vice   President,   Secretary   and
                                Treasurer


                                BUYER:

                                FOOTSTAR, INC.



                                By:      __________________________________
                                Name:    J.M. Robinson
                                Title:   Chairman, Chief Executive Officer
                                              and President